UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  X                          Filed by a Party other than the Registrant
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Preliminary Proxy Statement
Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
Definitive Proxy Statement
X	Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
T. Rowe Price Group, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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T. Rowe Price Group, Inc.
100 EAST PRATT STREET
BALTIMORE, MD 21202
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 12, 2020
The following Notice of Change of Location and Time relates to the proxy statement (the “Proxy Statement”) of T. Rowe Price Group, Inc. (the “Company”), dated March 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 7, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION AND TIME
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2020
TO A VIRTUAL MEETING FORMAT AT 2:00 p.m. Eastern Time.
To the Stockholders of T. ROWE PRICE GROUP, INC.:
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and advisories issued by the state government limiting public gatherings, and to support the health and well-being of our associates, partners and stockholders, NOTICE IS HEREBY GIVEN that the location and time of the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. (the “Company”) has been changed to a virtual meeting format only, and will not be held at a physical location. While the date of the virtual Annual Meeting remains Tuesday, May 12, 2020, the time of the virtual Annual Meeting has changed to 2:00 p.m., Eastern Time. Please note you will not be able to attend the Annual Meeting in person.
As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.
To be admitted as a participant in the Annual Meeting you will need to log on at www.virtualshareholdermeeting.com/TROW2020 and enter the control number found on your proxy card, voting instruction form, or previously received notice. We encourage you to log on 15 minutes prior to the start time for the meeting. You may ask questions and you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you do not have a control number you may attend the Annual Meeting as a guest, although you will not be permitted to ask questions or vote.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.
By Order of the Board of Directors,

David Oestreicher
Chief Legal Counsel and Secretary
Baltimore, Maryland
April 7, 2020
The Annual Meeting on May 12, 2020 at 2:00 p.m. Eastern Time is available at www.virtualshareholdermeeting.com/TROW2020. The proxy statement and Annual Report are available on our Investor Relations website at https://troweprice.gcs-web.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.